Exhibit 10.2


               EMPLOYMENT SEPARATION AND GENERAL RELEASE AGREEMENT


         This Employment Separation and General Release Agreement (this "SEPARATION AGREEMENT") is entered into this 8th day of August, 2008, by and between Dr. Stephen A. Levine, an individual ("EXECUTIVE"), and Allergy Research Group, Inc., a Florida corporation (the "COMPANY").

         WHEREAS, Executive has been employed as the Chief Executive Officer and Chief Financial Officer for the Company; and

         WHEREAS, Executive and the Company have mutually agreed to terminate Executive's employment relationship with the Company subject to the closing of the merger of Longhorn Acquisition Corp. with and into the Company (the "MERGER") as of the closing date of such merger (the "SEPARATION DATE") upon the terms set forth herein;

         NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Separation Agreement and the Consulting Agreement attached as EXHIBIT B hereto (the "CONSULTING AGREEMENT"), Executive and the Company agree as follows:

         I. RESIGNATION. Executive hereby irrevocably resigns as an officer, director, employee, member, manager and in any other capacity with the Company and each of its Affiliates, effective as of the Separation Date. On the Separation Date, Executive agrees that he shall confirm such resignation by executing the letter attached as EXHIBIT A hereto and promptly delivering such letter to the Company. The Company and its Affiliates hereby accept such resignation, effective as of the Separation Date. Executive waives any right or claim to reinstatement as an employee of the Company or any of its Affiliates by which he was employed at any time prior to the Separation Date. (For purposes of this Separation Agreement, the term "AFFILIATE" has the meaning accorded to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.) Executive acknowledges and agrees that Executive has received all amounts owed for his regular and usual salary (including, but not limited to, any severance, overtime, bonus, accrued vacation, commissions, or other wages), reimbursement of expenses, and usual benefits, and that all payments due to Executive from the Company have been received.

         II. CONSULTING AGREEMENT. Concurrently with the execution of this Separation Agreement, Executive shall execute the Consulting Agreement attached as EXHIBIT B hereto.

         III. RELEASE. Executive, on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and Affiliates, past and present, as well as each of their respective trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them (hereinafter together and collectively referred to as the "RELEASEES") with respect to and from any and all claims, wages, demands, rights, liens, agreements or contracts (written or oral), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden (each, a "CLAIM"), which he now owns or holds or he has at any time heretofore owned or held or may in the future own or hold as against any of said Releasees (including, without limitation, any Claim arising out of or in any way connected with Executive's service as an officer, director, employee, member or manager of any Releasee, Executive's separation from his position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever), resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Separation Agreement including, without limiting the generality of the foregoing, any Claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any other federal, state or local law, regulation, or ordinance, or any Claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability. However, this release does not cover any Claim that cannot be so released as a matter of applicable law and does not prohibit either party from filing a claim to enforce or challenge the validity of the terms of this Separation Agreement pursuant to the provisions hereof. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

                  Without limiting the generality of the foregoing release, Executive hereby expressly waives any right to indemnification, advancement of legal fees and expenses, reimbursement or any other form of recovery from the Company and its current and future affiliates to the extent that Executive incurs any judgment or award ("LOSS") resulting from, based upon, arising out of or related to the pending litigation entitled BRONSON V. ALLERGY RESEARCH GROUP, INC. in Palm Beach County, Florida (including any current or future allegations of breach of fiduciary duty by Executive during the periods to which such litigation relates, but excluding any future action taken by Bronson and its affiliates to the extent that such future action does not relate to such allegations of breach of fiduciary duty by Executive during the periods to which such litigation relates) (the "BRONSON LITIGATION"), except to the extent that such Loss is covered by directors and officers liability insurance purchased by and maintained by the Company for such periods to which the Bronson Litigation relates. Executive shall indemnify and hold harmless the Company and its present and future affiliates, to the fullest extent lawful, from and against any Loss, promptly as incurred, directly or indirectly resulting from, based upon, arising out of, or related to the Bronson Litigation, except to the extent that such Loss is covered by directors and officers liability insurance purchased by and maintained by the Company for such periods to which the Bronson Litigation relates; provided, however, that Company shall not be liable to indemnify Executive for any amounts paid in settlement of any of the Bronson Litigation effected without the Company's written consent, and the Company shall not settle any of the Bronson Litigation in a manner which would impose any penalty or limitation on Executive without Executive's written consent, which consent, in either case, shall not be unreasonably withheld. In addition to the foregoing indemnification provision, Executive shall pay or reimburse the Company for legal fees and expenses incurred by the Company in connection with the Bronson Litigation, provided that Executive's aggregate obligation to pay or reimburse such legal fees and expenses shall not exceed Seventy-Five Thousand Dollars ($75,000).

         IV. WAIVER OF CIVIL CODE SECTION 1542. This Separation Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any and all rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims.
Section 1542 of the California Civil Code provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO ANY CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

         Executive acknowledges that he later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Separation Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.

         V. ADEA WAIVER. Executive expressly acknowledges and agrees that by entering into this Separation Agreement, he is waiving any and all rights or claims that he may have arising under the ADEA, which have arisen on or before the date of execution of this Separation Agreement. Executive further expressly acknowledges and agrees that:

                  (a) In return for this Separation Agreement, he will receive consideration beyond that which he was already entitled to receive before entering into this Separation Agreement;

                  (b) He is hereby advised in writing by this Separation Agreement to consult with an attorney before signing this Separation Agreement;

                  (c) He has voluntarily chosen to enter into this Separation Agreement and has not been forced or pressured in any way to sign it;

                  (d) He was given a copy of this Separation Agreement on July 18, 2008 and informed that he had twenty-one (21) days within which to consider the Separation Agreement and that if he wished to execute this Separation Agreement prior to expiration of such 21-day period, he should execute the Acknowledgement and Waiver attached hereto as EXHIBIT C;

                  (e) He was informed that he has seven (7) days following the date of execution of this Separation Agreement in which to revoke this Separation Agreement, and this Separation Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises his right of revocation, neither the Company nor Executive will have any obligations under this Separation Agreement; and

                  (f) Nothing in this Separation Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

         VI. NO TRANSFERRED CLAIMS. Executive warrants and represents that Executive has not heretofore assigned or transferred to any person not a party to this Separation Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold the Company and each of its Affiliates harmless from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

         VII. SPECIAL TAX INDEMNITY. Executive desires, out of the proceeds he is to receive from the sale of his shares of the Company's common stock ("COMMON STOCK") in connection with the Merger, to provide for a special bonus of $1,000,000 (the "BONUS") to Manfred Salomon (the "EMPLOYEE"). Executive agrees that the Bonus will constitute taxable wage income to the Employee. Upon the closing of the Merger, Executive agrees that he will pay (i) to the Company, the amount of any taxes which the Company may be required to withhold with respect to the Bonus payment, and (ii) to the Employee, the amount of the Bonus, less the amount referred to in the foregoing clause (i). Executive agrees that for all purposes with respect to the Merger the full amount of such Bonus shall be treated as having been paid to Executive as part of the proceeds from the sale of his Common Stock in connection with the Merger. Executive agrees to indemnify the Company for any and all losses, costs and expenses that the Company may incur as a consequence of such Bonus arrangement. Executive further acknowledges and agrees that neither the Company nor any of its directors, officers, or advisors has provided any tax or other advice to Executive with respect to these matters.

         VIII.    MISCELLANEOUS

                  A. ASSIGNMENT. This Separation Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Separation Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Separation Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

                  B. NUMBER AND GENDER; EXAMPLES. Where the context requires, as used in this Separation Agreement, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

                  C. SECTION HEADINGS. The section headings of, and titles of paragraphs and subparagraphs contained in, this Separation Agreement are for the purpose of convenience only, and they neither form a part of this Separation Agreement nor are they to be used in the construction or interpretation thereof.

                  D. GOVERNING LAW. This Separation Agreement will be governed by and construed in accordance with the laws of the state of California, without giving effect to any choice of law or conflicting provision or rule (whether of the state of California or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of California to be applied. In furtherance of the foregoing, the internal law of the state of California will control the interpretation and construction of this Separation Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  E. SEVERABILITY. If any provision of this Separation Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Separation Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Separation Agreement are declared to be severable.

                  F. ENTIRE AGREEMENT. This Separation Agreement, together with the Consulting Agreement, embodies the entire agreement of the parties hereto respecting the matters within its scope. This Separation Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Separation Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. Notwithstanding the foregoing, the Non-Competition Agreement between Executive and the Company entered into on or about the date hereof is outside of the scope of the integration provisions of this Section VIII.F.

                  G. MODIFICATIONS. This Separation Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Separation Agreement, which agreement is executed by both of the parties hereto.

                  H. WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Separation Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  I. ARBITRATION. Any dispute, claim or controversy arising out of or relating to this Separation Agreement or the Consulting Agreement, the enforcement or interpretation of any provision hereof or thereof, or because of an alleged breach, default, or misrepresentation in connection with any provision hereof or thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be submitted to final and binding arbitration, to be held in San Francisco, California before a sole arbitrator (the "ARBITRATOR") selected from the American Arbitration Association, as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Executive's employment or the Consulting Agreement. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator's fee, but that each party shall bear its own attorneys fees and other expenses.

                  J. NOTICES. Any notice required to be delivered hereunder shall be in writing and shall be addressed:

                           (i) if to the Company, to:

                                    c/o Country Life, LLC
                                    180 Vanderbilt Motor Parkway
                                    Hauppauge, New York 11788
                                    Attention:  Richard Belenski

                                    with a copy to:

                                    O'Melveny & Myers LLP
                                    275 Battery Street, Suite 2600
                                    San Francisco, California 94111
                                    Attn: Michael J. Kennedy, Esq. and
                                          Eric C. Sibbitt, Esq.

                            (ii) if to Executive, to Executive's last known
address as reflected on the books and records of the Company; or, in each case, to such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                  K. LEGAL COUNSEL; MUTUAL DRAFTING. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Separation Agreement. Hence, in any construction to be made of this Separation Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. Executive agrees and acknowledges that he has read and understands this Separation Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Separation Agreement and has had ample opportunity to do so.

                  L. COUNTERPARTS. This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Separation Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

                  M. TAXES. The Company shall have the right to withhold from any payment hereunder or under any other agreement between the Company and Executive the amount required by law to be withheld with respect to such payment or other benefits provided to Executive. Other than as to such withholding right, Executive shall be solely responsible for any taxes due as a result of the payments and benefits received by Executive contemplated by this Separation Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  The undersigned have read and understand the consequences of this Separation Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Florida that the foregoing is true and correct.


                                           ALLERGY RESEARCH GROUP, INC.


                                            By: /s/ Manfred Salomon
                                                --------------------------------
                                                 Name:  Manfred Salomon
                                                 Title:  President



                                            EXECUTIVE


                                             /s/ Stephen A. Levine
                                            ----------------------------------
                                            Name: Dr. Stephen A. Levine

                                    EXHIBIT A

                               RESIGNATION LETTER




September ___, 2008

To:      The Boards of Directors of Allergy Research Group, Inc. and
         Nutricology, Inc.

From:    Dr. Stephen A. Levine

         I hereby resign as an employee, officer, director, member, manager and in any other capacity with Allergy Research Group, Inc., Nutricology, Inc. and each of their respective affiliates, effective as of the date set forth above.



                                                -------------------------------
                                                Dr. Stephen A. Levine

                                 EXHIBIT B

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (this "AGREEMENT") is entered into this 8th day of August 2008, by and between Dr. Stephen A. Levine, an individual (the "CONSULTANT"), and Allergy Research Group, Inc., a Florida corporation (the "COMPANY").

                                    RECITALS

                  THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

                  A. The Company desires that the Consultant provide consulting services to the Company as described below, on the terms and conditions hereinafter set forth.

                  B. The Consultant desires to provide such services to the Company on such terms and conditions.

                  C. This Agreement, together with that certain Employment Separation and General Release Agreement, dated as of August 8, 2008, by and between Executive and the Company (the "SEPARATION AGREEMENT"), shall govern the relationship between the Consultant and the Company from and after the Effective Date and supersedes and negates all previous agreements with respect to such relationship.

                  NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. ENGAGEMENT. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth, subject to the closing of the merger of Longhorn Acquisition Corp. with and into the Company, for the period commencing on the closing date of such merger (the "EFFECTIVE DATE") and ending on the second anniversary of the Effective Date, subject to earlier termination as provided in Section 4 herein (such period is referred to as the "CONSULTING TERM").

2.       CONSULTING SERVICES.

         2.1 SERVICES. The Consultant shall serve as the Company's Chief Scientific Advisor and perform consulting services during the Consulting Term as reasonably requested from time to time on matters with which the Consultant was familiar and/or about which the Consultant acquired knowledge, expertise and/or experience during the time that the Consultant was employed by the Company. Such consulting services shall include (1) creating a scientific vision for mid-term supplement product development by the Company and Country Life, LLC, (2) continuing to serve as Chair of the Company's Scientific Advisory Board, (3) mentoring professionals in Product

                  Development, (4) maintaining dialogue with research and development personnel of Kikkoman Corporation, and (5) providing such other advice to and consultation with the Company and such of its affiliates as the Company may reasonably request.

         2.2 TIME COMMITMENT. The Consultant agrees to devote sufficient time to the business of the Company and its affiliates to accomplish the projects assigned by the Company. The Consultant agrees that he will not accept other engagements (employment, consulting or otherwise) during the Consulting Term that would interfere with his ability to accomplish such projects.

         2.3 PERFORMANCE. The Consultant agrees to honestly and faithfully present and conduct himself at all times during the performance of services for the Company. The Consultant agrees to perform his responsibilities hereunder in a diligent, timely, and competent manner. The Consultant agrees to truthfully and faithfully account for and deliver to the Company all property (including, without limitation, monies, materials, securities, etc.) belonging to the Company or any of its affiliates which the Consultant may receive from or on account of the Company or any of its affiliates, and that upon the Consultant's termination or the Company's demand the Consultant will immediately deliver to the Company all such property belonging to the Company or any of its affiliates.

3.       COMPENSATION.

         3.1 CONSULTING FEE. As consideration for the Consultant's performance of these services, the Company shall pay the Consultant an annual fee of Two Hundred Fifty Thousand Dollars ($250,000) (the "CONSULTING FEE") during the Consulting Term, such amount to be paid in substantially equal installments in accordance with the Company's standard payroll schedule. The parties expressly agree that, except as provided below in this
                  Section 3, the Consultant shall not be entitled to any other compensation for his services hereunder except as provided in this Section 3.1.

         3.2 REIMBURSEMENT OF EXPENSES. The Consultant shall be entitled to reimbursement for all reasonable business expenses, including reasonable business travel expenses, the Consultant incurs during the Consulting Term in connection with carrying out the Consultant's duties for the Company; provided that (i) such expenses are approved in advance by the Company, and (ii) the Consultant provides the Company with documentation acceptable to the Company evidencing such expenses and such expenses are otherwise incurred and submitted for reimbursement in accordance with the Company's expense reimbursement policies in effect from time to time. Any such reimbursement shall be made as soon as reasonably practicable and in all events not later than the end of the calendar year following the year in which the related expense was incurred.

4.       TERMINATION.

         4.1 TERMINATION BY THE COMPANY. The Consultant's engagement by the Company, and the Consulting Term, may be terminated at any time by the Company: (i) with Cause (as defined in Section 4.4), or (ii) with no less than thirty (30) days advance notice to the Consultant, without Cause, or (iii) in the event of the Consultant's death.

         4.2 TERMINATION BY THE CONSULTANT. The Consultant's engagement by the Company, and the Consulting Term, may be terminated by the Consultant with no less than thirty (30) days advance notice to the Company.

         4.3 OBLIGATIONS OF THE COMPANY UPON TERMINATION. If the Consultant's engagement is terminated by the Company under
                  Section 4.1(i) or 4.1(iii) or by the Consultant under Section 4.2, the Consulting Term shall terminate without further obligations to the Consultant other than for the payment of any Consulting Fee payable pursuant to Section 3.1 to the extent earned by but not previously paid to the Consultant as of the Termination Date (the "Accrued Obligations"), which shall be paid to the Consultant within five (5) business days after the Termination Date. If the Consultant's engagement is terminated without Cause under Section 4.1(ii), the Consulting Term shall terminate, and the Consultant shall be entitled to
                  (a) payment of any Accrued Obligations within five (5) business days after the Termination Date, and (b) continued payment of the Consulting Fee as provided in Section 3.1 for the period commencing on the Termination Date and ending on the second anniversary of the Effective Date; provided, however, that if the Consultant breaches his obligations under
                  Section 6 of this Agreement at any time, from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to the Company, the Consultant will no longer be entitled to, and the Company will no longer be obligated to pay, any remaining unpaid amount contemplated by the foregoing clause (b) of this Section 4.3. The Consultant agrees that the payments provided in this
                  Section 4.3 shall constitute the exclusive and sole remedy for any termination of the Consultant's engagement, and the Consultant covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of the engagement.

         4.4      CERTAIN DEFINED TERMS.

                  (a) As used herein, "CAUSE" shall mean, as reasonably determined by the Company's Board of Directors (the "BOARD") (excluding the Consultant, if he is then a member of the Board) based on the information then known to it, that one or more of the following has occurred: (i) the Consultant is convicted of, pled guilty or pled NOLO CONTENDERE to a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction); (ii) the Consultant has engaged in acts of fraud, dishonesty or other acts of willful misconduct in the course of his duties hereunder; (iii) the Consultant willfully fails to perform or uphold his duties under this Agreement and/or willfully fails to comply with reasonable directives of the Board; or (iv) a breach by the Consultant of any provision of Section 6 or any material breach by the Consultant of any other contract he is a party to with the Company or any of its affiliates.

                  (b) As used herein, "TERMINATION DATE" shall mean the date of the termination of the Consultant's engagement under this Agreement for any reason.

         4.5. NOTICE OF TERMINATION. Any termination of the Consultant's engagement under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

         4.6 SECTION 409A. If the Consultant is a "specified employee" as of the date of his "separation from service" from the Company (as each such term is defined for purposes of Section 409A of the U.S. Internal Revenue Code ("Section 409A")), the Consultant shall not be entitled to any payment or benefit pursuant to Section 4.3(b) until the earlier of (i) the date which is six (6) months after the Consultant's separation from service, or (ii) the date of the Consultant's death. The provisions of this Section 4.6 shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A. Any amounts otherwise payable to the Consultant upon or in the six (6) month period following the Consultant's separation from service that are not so paid by reason of this Section 4.6 shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the date of such separation from service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Consultant's death).

5. RELATIONSHIP. The Consultant shall operate at all times as an independent contractor of the Company. This Agreement does not authorize the Consultant to act as an agent of the Company or any of its affiliates or to make commitments on behalf of the Company or any of its affiliates. The Consultant and the Company intend that an independent contractor relationship be created by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action. The Consultant at no time shall hold himself out as an agent of the Company or any of its affiliates for any purpose, including reporting to any governmental authority or agency, and shall have no authority to bind the Company or any of its affiliates to any obligation whatsoever.

         5.1 RIGHT TO CONTROL. The Consultant shall have the right to control and determine the method and means of performing the above services. The Company shall not have the right to control or determine such method or means, being interested only in the results obtained, and having the general right of inspection and supervision in order to secure the satisfactory completion of such services.

         5.2 TIME AND PLACE OF WORK. The Consultant shall perform the services required by this Agreement at any place or location and at such times as the Consultant shall determine, but shall comply with the reasonable deadlines set by the Company. When the Company requires the Consultant to be present at the Company's offices in Alameda, California, the Company will provide the Consultant with a place to perform his services for the Company while at such office.

         5.3 EQUIPMENT AND SUPPLIES. The Consultant, at the Consultant's expense and risk, agrees to provide all equipment, supplies, and tools necessary to perform the above services, and will be responsible for all other expenses required for the performance of those services, except such of said items as the Company specifically agrees in writing to furnish.

         5.4 TAXES. The Consultant and the Company agree that the Consultant is not an employee for state or federal tax purposes. The Consultant shall be solely responsible for any taxes due as a result of the payment of the Consulting Fee, and the Consultant will defend and indemnify the Company and each of its affiliates from and against any tax liability that any of them may have with respect to any such payment and against any and all losses or liabilities, including defense costs, arising out of the Consultant's failure to pay any taxes due with respect to any such payment. If the Company reasonably determines that applicable law requires that taxes should be withheld from any such payment, the Company reserves the right to withhold, as legally required, and to notify the Consultant accordingly.

         5.5 WORKERS' COMPENSATION AND UNEMPLOYMENT INSURANCE. The Consultant is not entitled to worker's compensation benefits or unemployment compensation benefits provided by the Company. The Consultant shall be solely responsible for the payment of his worker's compensation, unemployment compensation, and other such payments. The Company will not pay for worker's compensation for the Consultant. The Company will not contribute to a state unemployment fund for the Consultant. The Company will not pay the federal unemployment tax for the Consultant.

         5.6 EMPLOYMENT POLICIES NOT APPLICABLE. The Consultant and the Company agree that the Consultant shall not be subject to the provisions of any personnel policy or rules and regulations applicable to employees, and the Consultant shall fulfill his duties independent of and without supervisory control by the Company.

6.       PROTECTIVE COVENANTS.

         6.1      CONFIDENTIAL INFORMATION; INVENTIONS.

                  (a) The Consultant shall not disclose or use at any time, either during the Consulting Term or thereafter, any Confidential Information (as defined below) of which the Consultant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Consultant's performance in good faith of duties for the Company. The Consultant will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. The Consultant shall deliver to the Company at the termination of the Consulting Term, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its Affiliates which the Consultant may then possess or have under his control. Notwithstanding the foregoing, the Consultant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process. As used in this Section 6, "AFFILIATE" of the Company means an individual or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. As used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of any entity. The Company and the Consultant each acknowledge and understand that nothing in this Agreement is intended to prohibit the Consultant from use of his general knowledge of business operations or the industries in which the Company does or intends to do business.

                  (b) As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information and data obtained by the Consultant while employed or engaged by the Company or any predecessors thereof (including those obtained prior to the Effective Date) concerning the Company's (or such predecessor's) (i) business or affairs, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings developed by the Company (or such predecessor), (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form; provided, however, that the Company hereby acknowledges that the Consultant is the author of the book, AntiOxidant Adaptation, Its Role in Free Radical Pathology, that the Consultant shall retain ownership of all copyrights and other intellectual property rights therein during the Consulting Term and thereafter, and that such book is specifically excluded from the foregoing definition notwithstanding prior publication of such book directly by the Company; provided, further, that the Consultant hereby grants to the Company a royalty-free license in perpetuity to use such book for marketing, customer sales and similar purposes. Confidential Information will not include any information that has been published (other than a disclosure by the Consultant in breach of this Agreement) in a form generally available to the public prior to the date the Consultant proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  (c) As used in this Agreement, the term "WORK PRODUCT" means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable, copyrightable, registerable as a trademark, reduced to writing, or otherwise) which relates to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services of which Consultant is aware and which are conceived, developed or made by the Consultant (whether or not during usual business hours, whether or not by the use of the facilities of the Company or any of its Affiliates, and whether or not alone or in conjunction with any other Person) while employed or engaged by the Company or any Affiliate (including those conceived, developed or made prior to the Effective Date) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. All Work Product that the Consultant may have discovered, invented or originated during his employment or engagement by the Company or any of its Affiliates prior to the Effective Date, that he may discover, invent or originate during the Consulting Term or at any time in the period of twelve (12) months after the Termination Date, shall be the exclusive property of the Company and its Affiliates, as applicable, and Consultant hereby assigns all of Consultant's right, title and interest in and to such Work Product to the Company or its applicable Affiliate, including all intellectual property rights therein. Consultant shall promptly disclose all Work Product to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its (or any of its Affiliates', as applicable) rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's (or any of its Affiliates', as applicable) rights therein. The Consultant hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect the Company, the Company's (and any of its Affiliates', as applicable) rights to any Work Product. As used in this Section 6, the term "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         6.2 RESTRICTION ON COMPETITION. The Consultant agrees that if the Consultant were to become employed by, or substantially involved in, the business of a competitor of the Company or any of its Affiliates during the eighteen (18) month period following the Termination Date, it would be very difficult for the Consultant not to rely on or use the Company's and its Affiliates' trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's and its Affiliates' trade secrets and confidential information, and to protect such trade secrets and confidential information and the Company's and its Affiliates' relationships and goodwill with customers, during the Consulting Term and for a period of eighteen (18) months after the Termination Date, the Consultant will not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Agreement, the phrase "directly or indirectly through any other Person engage in" shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Agreement, "COMPETING BUSINESS" means a Person anywhere in the continental United States and elsewhere in the world where the Company and its Affiliates engage in business on the Termination Date (the "RESTRICTED AREA") that at any time during the Consulting Term has competed, or any and time during the eighteen (18) month period following the Termination Date competes, with the Company or any of its Affiliates in any business related to research, development, manufacture, distribution and sale of vitamins, minerals, health and nutritional supplements, sports nutrition products, herbal teas and natural health and beauty care products and such other businesses as the Company is engaged in on the Termination Date; provided, however, that the Company and the Consultant acknowledge that the Consultant intends to develop products based on electromagnetic healing technologies ("ENERGETIC TECHNOLOGIES") and other medical device technology, in each case which do not compete with the Company's current or intended business and which are excluded from the purview of this Section 6.2. The Consultant agrees to provide the Company with a right of first refusal to purchase or co-develop any of the Energetic Technologies or medical devices developed by the Consultant on terms offered by a third party or, if no such offer has been made, on terms mutually agreeable to both parties within sixty (60) days following the Consultant's written notice to the Company of the availability of such Energetic Technologies or medical devices for purchase. Nothing herein shall prohibit the Consultant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Consultant has no active participation in the business of such corporation.

         6.3 NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS. During the Consulting Term and for a period of eighteen (18) months after the Termination Date, the Consultant will not directly or indirectly through any other Person induce or attempt to induce any employee or independent contractor of the Company or any Affiliate of the Company to leave the employ or service, as applicable, of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand.

         6.4 NON-SOLICITATION OF CUSTOMERS. During the Consulting Term and for a period of eighteen (18) months after the Termination Date, the Consultant will not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners of the Company or any Affiliate of the Company to divert their business away from the Company or such Affiliate, and the Consultant will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any Affiliate of the Company, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

         6.5 UNDERSTANDING OF COVENANTS. The Consultant acknowledges that, in the course of his employment or engagement with the Company and/or its Affiliates and their predecessors, he has become familiar, or will become familiar, with the Company's and its Affiliates' and their predecessors' trade secrets and with other confidential and proprietary information concerning the Company, its Affiliates and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. The Consultant agrees that the foregoing covenants set forth in this Section 6 (together, the "RESTRICTIVE COVENANTS") are reasonable and necessary to protect the Company's and its Affiliates' trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations.

                  Without limiting the generality of the Consultant's agreement in the preceding paragraph, the Consultant (i) represents that he is familiar with and has carefully considered the Restrictive Covenants, (ii) represents that he is fully aware of his obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (iv) agrees that the Company and its Affiliates currently conducts business throughout the Restricted Area, and (v) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 6 regardless of whether the Consultant is then entitled to receive severance pay or benefits from the Company. The Consultant understands that the Restrictive Covenants may limit his ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee and consultant of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Consultant does not believe would prevent him from otherwise earning a living. The Consultant agrees that the Restrictive Covenants do not confer a benefit upon the Company disproportionate to the detriment of the Consultant.

                  The Consultant acknowledges and agrees that the covenants set forth in this Section 6 are in addition to, and not in lieu of, the restrictive covenants set forth in that certain Noncompetition Agreement dated August 8, 2008 by and between the Consultant and KI NutriCare, Inc., the parent corporation of the Company.

         6.6 ENFORCEMENT. The Consultant agrees that the Consultant's services are unique and that he has access to Confidential Information and Work Product. Accordingly, the Consultant agrees that a material breach by the Consultant of any of the covenants in this Section 6 would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, the Consultant agrees that in the event of any breach or threatened breach of any provision of this Section 6, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 6; provided, however, that the Company agrees to attempt in good faith to discuss any such breach or threatened breach with the Consultant prior to seeking such relief and, if the parties so agree and such breach or threatened breach is reasonably susceptible of cure in the circumstances, to permit Consultant a reasonable opportunity to so cure. The Consultant further agrees that the applicable period of time any Restrictive Covenant is in effect following the Termination Date, as determined pursuant to the foregoing provisions of this Section 6, such period of time shall be extended by the same amount of time that Consultant is in breach of any Restrictive Covenant.

7. ASSIGNMENT. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

8. NUMBER AND GENDER; EXAMPLES. Where the context requires, as used in this Agreement, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

9. SECTION HEADINGS. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the state of California, without giving effect to any choice of law or conflicting provision or rule (whether of the state of California or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of California to be applied. In furtherance of the foregoing, the internal law of the state of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

11. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12. ENTIRE AGREEMENT. This Agreement, together with the Separation Agreement, embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. Notwithstanding the foregoing, the Non-Competition Agreement between Executive and the Company entered into on or about the date hereof is outside of the scope of the integration provisions of this Section 12.

13. MODIFICATIONS. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

14. WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15. ARBITRATION. Any controversy arising out of or relating to the Consultant's engagement with the Company, including the termination of, any condition of, or benefit with respect to, the Consultant's services hereunder, the enforcement or interpretation of this Agreement, or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, including (without limitation) any state or federal statutory claims, shall be submitted to arbitration in accordance with Section VIII.I of the Separation Agreement.

16.      NOTICES.

         (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be duly addressed to the parties as follows:

                           if to the Company, to:

                                    c/o Country Life LLC
                                    180 Vanderbilt Motor Parkway
                                    Hauppauge, New York 11788
                                    Attention:  Richard Belenski

                                    with a copy to:

                                    O'Melveny & Myers LLP
                                    275 Battery Street, Suite 2600
                                    San Francisco, California 94111
                                    Attn: Michael J. Kennedy, Esq.
                                         and Eric C. Sibbitt, Esq.

                            if to the Consultant:

                                    Dr. Stephen A. Levine
                                    15 Bridge Road
                                    Kentfield, CA 94904

         (b) Any party may alter the address to which communications or copies are to be sent by giving written notice of such change of address in conformity with the provisions of this Section 16 for the giving of notice. Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

17. LEGAL COUNSEL; MUTUAL DRAFTING. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. The Consultant agrees and acknowledges that he has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.


         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

         IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first set forth above.

                                                 "COMPANY"

                                                  Allergy Research Group, Inc.,
                                                  a Florida corporation


                                                  By:   /s/ Manfred Salomon
                                                       ------------------------
                                                  Name: Manfred Salomon
                                                  Title: President


                                                 "CONSULTANT"


                                                  /s/ Stephen A. Levine
                                                  -----------------------------
                                                  Dr. Stephen A. Levine

                                    EXHIBIT C

                           ACKNOWLEDGEMENT AND WAIVER


                  I, Dr. Stephen A. Levine, hereby acknowledge that I was given 21 days to consider the foregoing Employment Separation and General Release Agreement and voluntarily chose to sign the Employment Separation and General Release Agreement prior to the expiration of the 21-day period.

                  I declare under penalty of perjury under the laws of the state of Florida that the foregoing is true and correct.


                                                     /s/ Stephen A. Levine
                                                     --------------------------
                                                     Dr. Stephen A. Levine



                                      C-1